Exhibit (a)(1)(E)

Infinera

Sign-on screen

Stock Option Exchange

Opens January 25, 2010

Closes February 22, 2010 at 9pm Pacific Time

Welcome to your Stock Option Exchange website!

Please enter your login Id and Password

If you have misplaced or did not receive your temporary password, click here

User Name:

Password birthday month and day mm/dd/format

ENTER

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Welcome screen

Stock Option Exchange

Opens January 25. 2010

Closes February 22.2010 at 9pm Pacific Time

Welcome: A LastName Home Logout Administration

Make My Election

Learn

You have 36 days left to elect whether to keep your

Eligible Awards or exchange some or all of them for

Restricted Stock Units or Cash.

You have made an election on your options.

View change my election print my election confirmation

Need help?

Contact valerie Hopkins at (408) 543-7818 or option exchage@infinera.com

Change your password

Learn

Click on any of the links below to learn more.

Offer to exchange FAQs schedule TO-Tender offer Acrobat Reader. If necessary you can download if from Abode systems.

Election page

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Stock Option Exchange

Opens January 25, 2010

Closes February 22, 2010 at 9pm Pacific Time

Welcome: A Last Name Home Logout

Make My Elections (Step 1 of 4)

Indicate your decision to tender your Eligible Options identified below for exchange for new awards by selecting the “Yes” choice in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select “No” choice I the Election column for those particular options.

If you do not select the “Yes” choice with respect to an Eligible Option, your election with respect to that option will default to “No”. In that event, the Eligible Option wd not be exchanged.

You may not tender only a portion of an Eligible Option.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

• Offer to Exchange

• FAQs

• Schedule TO — Tender Offer statement

Original Grant Replacement Grant

New Grant Shares Shares Vesting Number Type Date Price ($) Outstanding Vested Type shares Schedule election

Number

3 ISO NO ISO NO 06/06/07 06/06/07 02/28/08 02/28/08 $13.00 $13.00

$13.00 $13.00 46,152160,098 4,167, 120,833 23,717 89,720 0 45,833 Option Option Option Option 36,121 81,278 1,867 78,532

3 3 4 4

Yes NO Yes NO Yes NO Yes NO

infinera Stock Option Exchange Opens January 25, 2010

Closes February 22, 2010 at 9pm Pacific Time

Welcome: Home Logout

Make My Elections (Step 2 of 4)

You have made the following elections with respect to your Eligible Options:

Original Grant Replacement Grant New

Grant Shares Shares Vesting

Number Type Date Price (5) Outstanding Vested Type Shares Schedule Election

ISO NO ISO NO

08/06/07 06/06/07 02/28/08 02/28/08

$13.00 $13.00 $13.00 $13.00 46,152 160,098 4,167 120,833 23,717 89,720 0 45,833 Option

Option Option Option 29,214 101,342 2,817 81, 683 3 3 4 4

Yes No Yes No Yes No Yes No Cancel Continue Need Help? Contact Valerie Hopkins at (408) 543-7818 or

optionexchangeInfinera.com

Agreement to terms, submit election

Stock Option Exchange

Opens January 25. 2010

Closes February 22. 2010 at 9pm Pacific Time

Welcome: A LastName

Submit Elections (Step 3 of 4)

I acknowledge my Election is subject to the terms, conditions and restrictions contained in the Offering materials.

Email Address: WEBDEVOSOS-TEAU.COM

Employee ID: OOO3O

An e-mail will be sent to the e-mail address above confirming your election after you select the I Agree & button below.

Cancel AGREE

Need help

Contact valerie hopkins at (408) 543-7818 or optionexchage@infinera.com

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Stock Option Exchange

Opens January 25. 2010

Closes February 22. 2010 at 9pm Pacific Time

Welcome: Home Logout

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Original Grant Replacement Grant

New

Grant Shares Vesting

Number Type Date Price ($) Outstandiig shares Vested Type Shares Schedule Election

ISO NQ ISO NQ Date 06/06/07 06/06/07 02/28/08 02/28/08

$13.00 $13.00 $13.00 $13.00 46,152 160,098 4,167 120,833 23,717 89,720 0 45,833 Option Option Option Option

29,214 101,342 2,817 81,683 3 3 4 4 No No No No

PRINT A CONFIRMATION L0G0UT

RETURN TO WELCOME PAGE

VBScript: Confirm Print 1

Have you printed the Confirmation Page?

IF you have not, select “NO” and then “Yes” on the next screen.

Then, print this page by either pressing CTRL+P on the keyboard or select the Print option from your browser’s File Menu.

Yes No

Vl3Script: Confirm Print

We strongly recommend you Print a Confirmation before leaving this page.

To print this page press CTRL-l-P on the keyboard or select the Print Option from your browser’s File Menu

IF you want to stay at this page click Yes. IF you want to continue with your action click No.

Yes No

Change your password

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Stock Option Exchange

Opens January 25, 2010

Closes February 22. 2010 at 9pm Pacific lime

Welcome: A LastName Home i: Administration

To change your password, enter your Login ID, Old Password, Ne& Password, Re-enter New Password and Click on the update button. The password has a maximum limit of 10 characters and it can be a combination of letters and/or digits only.

Enter Login ID:

Enter Old Password:

Enter New Password:

Re-enter New Password: Update

Forgot password

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Stock Option Exchange

Opens January 25, 2010

Closes February 22, 2010 at 9pm Pacific Time

To reset your account and. or generate a new temporary password, please enter your Login ID and answer all security questions below and submit. A temporary password will be sent to your email address. Once you enter the site with the new password you win be prompted to change your password.

Enter Login ID

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Submit

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